Exhibit 3.4.15

COMPREHENSIVE ADDICTION PROGRAMS, INC.

By-Laws

ARTICLE I

MEETING OF STOCKHOLDERS

SECTION 1.01. Place of Meetings. All meetings of stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors or the officer calling the same shall specify in the respective notices or duly executed waivers of notice of said meetings.

SECTION 1.02. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such day of each year as the Board of Directors shall determine and at such place and hour as shall be designated in the notice thereof.

SECTION 1.03. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Chairman of the Board, the President, the Board of Directors or the holders of at least 25% of the issued and outstanding shares of stock of the Corporation.

SECTION 1.04. Notice of Meetings. Except as otherwise required by statute or by the Certificate of Incorporation or these By-Laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten or more than sixty days before the day on which the meeting is to be held, by delivering a typewritten or printed notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to each such stockholder at his address as it appears in the records of the Corporation, or by transmitting notice thereof to him at such address by telegraph or cable. Every such notice shall state the place and the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these By-Laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such waiver of notice. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law.

SECTION 1.05. Quorum. At each meeting of the stockholders of the Corporation, except as otherwise provided by the Certificate of Incorporation or these By-Laws, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum a majority in interest of the stockholders of the Corporation present in person or represented by proxy and entitled to vote, or, in the absence of a majority of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 1.06. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a) the Chairman of the Board;

(b) the President;

(c) any Vice President designated by the Board of Directors to act as chairman at such meeting and preside thereat;

(d) the Secretary;

(e) any other officer of the Corporation designated by the Board of Directors to act as chairman of such meeting and to preside thereat if the Chairman of the Board, the President, the Vice Presidents and the Secretary shall be absent from such meeting; or

(f) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary, or if he shall be presiding over the meeting in accordance with the provisions of this Section 1.06, or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 1.07. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 1.08. Voting. Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation:

(a) on the date fixed pursuant to Section 6.03 of these By-Laws as the record date for the determination of stockholders entitled to vote at such meeting; or

(b) if no such record date shall have been fixed, at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a) if only one votes, his act binds all;

(b) if more than one vote, the act of the majority so voting binds all; and

(c) if more than one vote, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 1.08 shall be a majority or even-split in interest. The Corporation shall not vote directly or indirectly any share of its own capital stock. Any vote of stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation or these By-Laws) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon, a quorum being present. Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 1.09. Inspection. The chairman of the meeting may at any time appoint two or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board of Directors at any time. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the question, respectively, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

SECTION 1.10. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least ten days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 1.11. Written Consent of Stockholders Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.01. General Powers. The business, property and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not prohibited by statute or the Certificate of Incorporation.

SECTION 2.02. Number, Qualification and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be five. Each of the directors of the corporation shall hold office until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2.03. Election of Directors. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes of the shares entitled to vote, present in person or represented by proxy, shall be the directors. Unless an election by ballot shall be demanded as provided in Section 1.08 of these By-Laws, election of directors may be conducted in any manner approved at such meeting.

SECTION 2.04. Quorum and Manner of Acting. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. In the absence of a quorum at any meeting of the Board, such meeting, unless it be the first meeting of the Board, need not be held, or a majority of the directors present thereat or, if no director be present, the Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

SECTION 2.05. Offices, Records, Place of Meetings. The Board of Directors may have an office or offices, keep the books and records of the Corporation and hold meetings at such place or places within or without the State of Delaware, as the Board of Directors may from time to time determine, and as shall be specified or fixed in the respective notices or waivers of notice of such meetings.

SECTION 2.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors.

SECTION 2.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board of Directors shall from time to time by resolution determine. Notice of regular meetings of the Board of Directors need not be given.

SECTION 2.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Secretary or the President of the Corporation; provided, however, that any one director may direct the Secretary of the Corporation to call a special meeting of the Board of Directors. Notice of each such meeting shall be mailed, by the Secretary to each director, addressed to him at his residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by telegraph or cable, or be delivered personally or by telephone, not later than two days before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph or cable, whether before or after such meeting shall be held, or if he shall be present at such meeting.

SECTION 2.09. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or in the absence of the Chairman of the Board, any director chosen by a majority of the directors present thereat, shall preside. The Secretary, or in his absence, an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

SECTION 2.10. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

SECTION 2.11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or such committee.

SECTION 2.12. Telephone, etc. Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 2.13. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

SECTION 2.14. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 2.15. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors or any other cause, may be filled by a majority vote of the remaining directors then in office, or by a sole remaining director, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose and each director so elected shall hold office until his earlier resignation or removal or until his successor shall be elected and qualified.

SECTION 2.16. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board of Directors shall from time to time determine. The Board of Directors may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

SECTION 2.17. Indemnification of Directors and Officers. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the

Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from that Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ARTICLE III

COMMITTEES

The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE IV

OFFICERS

SECTION 4.01. Number. The principal officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors and one or more of whom may be designated as Executive or Senior Vice Presidents), a Secretary and a Treasurer. In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 4.03. Any two or more offices may be held by the same person.

SECTION 4.02. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03, shall be elected annually by the Board of Directors, and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed in the manner herein provided.

SECTION 4.03. Subordinate Officers. The Corporation may have such subordinate officers, agents and employees as the Board of Directors may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers, a Comptroller and one or more Assistant Comptrollers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors or the Chairman of the Board may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

SECTION 4.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any officer upon whom the power of removal may be conferred by the Board of Directors.

SECTION 4.05. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

Section 4.07. Chairman of the Board. The Chairman of the Board shall be the chief executive and administrative officer of the Corporation and shall preside at all meetings of the Board of Directors and stockholders. The Chairman of the Board shall possess the same power as the President to sign or countersign all certificates, contracts and other instruments of the Corporation and to conduct the management of the business of the Corporation. In addition, he shall perform all duties and have such responsibilities as from time to time may be determined by the Board of Directors.

SECTION 4.08. President. The President shall be the chief operating officer of the Corporation and shall have general and active management of the business of the Corporation and supervision of the other officers, agents and employees of the Corporation. He shall perform all duties and have such responsibilities as from time to time may be determined by the Board of Directors.

SECTION 4.09. Vice President. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 4.10. Secretary. The Secretary shall:

(a) record and keep or cause to be kept in one or more books provided for the purpose, the minutes of the meetings of the Board, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of all records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a fascimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

SECTION 4.11. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-Laws, he shall disburse the funds of the Corporation as may be ordered by the Board of Directors, making proper vouchers for such disbursements, and shall render to the Board of Directors, whenever the Board may require him so to do, and shall present at the annual meeting of the stockholders, a statement of all his transactions as Treasurer; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

SECTION 4.12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 5.01. Execution of Contracts. The Board of Directors may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 5.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidence of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

SECTION 5.03. Checks, Drafts; Etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

SECTION 5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate, or as may be designated by an officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors for the purpose of such deposit and for the purpose of collection for the account of the Corporation, all checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed, assigned and delivered by any officer of the Corporation or in such other manner as may from time to time be determined by resolution of the Board of Directors.

SECTION 5.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, or the President may from time to time appoint an attorney or attorneys, or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or, to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VI

BOOKS AND RECORDS

SECTION 6.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

SECTION 6.02. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his post office address last known to the Secretary of the Corporation, or by transmitting a notice thereof to him at such address by telegraph or cable.

SECTION 6.03. Fixing of a Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or at any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any exchange or conversion of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, the record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date shall be fixed by the Board of Directors, the record date for determining stockholders for any purpose other than entitlement to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders, if not fixed by the Board of Directors, shall be at the close of business on the date next following the day on which notice is given, or if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

ARTICLE VII

SHARES AND THEIR TRANSFER

SECTION 7.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

SECTION 7.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 7.03. Transfer of Stock. Transfer of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

SECTION 7.04. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

ARTICLE VIII

DIVIDENDS AND RESERVES

The Board of Directors may, from time to time, determine whether any, and, if any, what part of the net profits of the Corporation, or of its net assets in excess of its capital, available therefor pursuant to law and to the Certificate of Incorporation, shall be declared by it as dividends on the stock of the Corporation. The Board of Directors may, in its discretion, in lieu of declaring any such dividend, use and apply any of such net profits or net assets as a reserve for working capital, to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation or for any other lawful purpose which it may think conducive to the beat interests of the Corporation.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures “Corporate Seal 1984, Delaware”.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be from October 1 through September 30, and shall be subject to change by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice whatever is required to be given by statute, these By-Laws or the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XII

AMENDMENTS

These By-Laws may be altered, amended or repealed by the vote of a majority of the whole Board of Directors, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to alter, amend or repeal any By-Law made by the Board of Directors.

PROPOSED AMENDMENT TO CORPORATE BY-LAWS

OF

COMPREHENSIVE ADDICTION PROGRAMS, INC.

AUGUST 22, 1990

PURSUANT to Article XIII of the Bylaws of Comprehensive Addiction Programs, Inc. (the “Corporation”), the Board of Directors hereby amends the Bylaws of the Corporation to include Article XIII which shall read as follows:

ARTICLE XIII

FACILITY GOVERNING BODY

A Facility Governing Body shall be the appointed body to operate the facility owned by the Corporation under the authority granted by the Board of Directors of the Corporation. Each such Governing Body shall have its own set of Bylaws entitled “Governing Body Bylaws”.

COMPREHENSIVE ADDICTION PROGRAMS, INC.

AMENDMENT

TO

BY-LAWS

The following amendments to the By-Laws of Comprehensive Addiction Programs, Inc., were duly approved by the unanimous written consent of the Directors of the Corporation (as required by ARTICLE EIGHTH, Section 1 of the Third Restated Certificate of Incorporation), and by holders of at least 75% of the issued and outstanding shares of all Series of Preferred Stock of the Corporation (voting as one class) (as required by Section 9.3 of the Purchase and Amendatory Agreement dated December 10, 1987)

1. ARTICLE II, Section 2.02: The first sentence is hereby deleted and the following, sentence is hereby substituted in lieu thereof:

The number of directors that shall constitute the whole Board of Directors shall be five; provided, however, that during any time that the President and Chief Operating Officer of the Corporation would not otherwise be serving on a five-person Board of Directors, the number of directors that shall constitute the whole Board of Directors shall be seven.

2. Wherever the title “Chairman of the Board” appears, the words “and Chief Executive Officer” are added and wherever the title “President” appears, the words “and Chief Operating Officer” are added.

ATTEST:	COMPREHENSIVE ADDICTION PROGRAMS, INC.

/s/ Illegible	By:	/s/ Michael W. Beavers
Asst Secretary		Michael W. Beavers,
President

[SEAL]

Dated: February 10, 1989

EXHIBIT B

COMPREHENSIVE ADDICTION PROGRAMS, INC.

AMENDMENT

TO

BY-LAWS

The following amendments to the By-Laws of Comprehensive Addiction Programs, Inc., were duly approved by the unanimous written consent of the Directors of the Corporation (as required by ARTICLE EIGHTH, Section 1 of the Third Restated Certificate of Incorporation), and by holders of at least 75% of the issued and outstanding shares of all Series of Preferred Stock of the Corporation (voting as one class) (as required by Section 9.3 of the Purchase and Amendatory Agreement dated December 10, 1987)

1. ARTICLE II, Section 2.02: The first sentence is hereby deleted and the following sentence is hereby substituted in lieu thereof:

The number of directors that shall constitute the whole Board of Directors shall be five: provided, however, that during any time that the President and Chief Operating Officer of the Corporation would not otherwise be serving an a five-person Board of Directors, the number of directors that shall constitute the whole Board of Directors shall be seven.

2. Wherever the title “Chairman of the Board” appears, the words “and Chief Executive Officer” are added and wherever the title “President” appears, the words “and Chief Operating Officer” are added.

ATTEST:	COMPREHENSIVE ADDICTION PROGRAMS, INC.

/s/ Illegible	By:	/s/ Michael W. Beavers
Asst Secretary		Michael W. Beavers,
President

[SEAL]

Dated:                     , 1989